Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

CSG SYSTEMS INTERNATIONAL REPORTS RESULTS

FOR FIRST QUARTER 2012

ENGLEWOOD, COLO. (May 1, 2012) — CSG Systems International, Inc. (Nasdaq: CSGS), a global provider of software- and services-based business support solutions that help clients generate revenue and maximize customer relationships, today reported results for the quarter ended March 31, 2012.

Key Financial Highlights:

•	First quarter 2012 results:

•	Total revenues were $185.0 million.

•	Non-GAAP operating income was $38.3 million, or 20.7% of total revenues and GAAP operating income was $29.0 million, or 15.6% of total revenues.

•	Non-GAAP earnings per diluted share (EPS) was $0.60. GAAP EPS was $0.36.

•	Cash flows from operations for the quarter were $48.2 million.

•	During the quarter, CSG repurchased approximately 328,000 shares of its common stock for $5.2 million (weighted-average price of $15.84 per share) under its stock repurchase program.

“We are making solid progress on the transformation of our company into a global provider of business-enabling solutions throughout our business, whether that be in sales operations or financial performance,” Peter Kalan, president and chief executive officer of CSG Systems said. One of our greatest strengths as a company is that our clients trust doing business with us. By investing in our clients, whether that be in the relationships or in our solutions, we help our customers solve more problems and be more competitive.”

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May 1, 2012

Financial Overview (unaudited)

(in thousands, except per share amounts and percentages):

	Quarter Ended March 31,
	2012	2011	Percent Change
Revenues	$185,007	$183,092	1%
Non-GAAP Results:
Operating Income	$38,311	$33,018	16%
Operating Income Margin	20.7%	18.0%	—
EPS	$0.60	$0.54	11%
GAAP Results:
Operating Income	$28,952	$24,104	20%
Operating Income Margin	15.6%	13.2%	—
EPS	$0.36	$0.35	3%

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 2 and the Investor Relations section of CSG’s website at www.csgi.com.

Results of Operations

Revenues: Total revenues for the first quarter of 2012 were $185.0 million, relatively consistent when compared to revenues of $183.1 million for the first quarter of 2011, and $187.6 million for the fourth quarter of 2011.

Non-GAAP Results: Non-GAAP operating income for the first quarter of 2012 was $38.3 million, or 20.7% of total revenues, which compares to $33.0 million, or 18.0%, for the same period in 2011, with the increase in operating income margin attributed primarily to the financial benefits of the restructuring activities undertaken during 2011. Non-GAAP operating income for the fourth quarter of 2011 was $40.0 million, or 21.3% of total revenues. The sequential quarterly decrease in operating income can be primarily attributed to lower sequential revenues.

Non-GAAP EPS for the first quarter of 2012 was $0.60, compared to non-GAAP EPS of $0.54 for the first quarter of 2011 and $0.64 for the fourth quarter of 2011.

GAAP Results: GAAP operating income for the first quarter of 2012 was $29.0 million, or 15.6% of total revenues, compared to $24.1 million, or 13.2%, for the same period in 2011.

GAAP EPS for the first quarter of 2012 was $0.36, compared to $0.35 for the first quarter of 2011.

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May 1, 2012

Balance Sheet and Cash Flows

Balance Sheet: Certain key balance sheet items as of the end of the indicated periods are as follows (in thousands):

	March 31, 2012	December 31, 2011	March 31, 2011
Cash, cash equivalents, and short-term investments	$188,555	$158,830	$167,370
Net billed trade accounts receivable (1)	170,909	179,804	148,634
Total long-term debt:
Par value	$333,000	$340,000	$372,649
Unamortized OID	(29,053)	(30,256)	(34,013)

Net debt carrying amount	$303,947	$309,744	$338,636

(1)	The increase in net billed trade accounts receivable at December 31, 2011, when compared to March 31, 2011, can be primarily attributed to the fluctuations in the timing of client payments at quarter-end and to several billing milestones being met towards the end of the fourth quarter of 2011.

Cash Flows: Certain key operating cash flow items for the indicated quarters then ended are as follows (in thousands):

	March 31, 2012 (2)	December 31, 2011	March 31, 2011 (3)
Cash Flows from Operating Activities:
Operations	$28,890	$34,348	$39,687
Changes in operating assets and liabilities	19,299	(2,523)	(41,576)

Net cash provided by (used in) operating activities	$48,189	$31,825	$(1,889)

Cash Flows from Investing Activities:
Purchases of property and equipment	$(2,318)	$(2,582)	$(4,250)
Cash Flows from Financing Activities:
Repurchase of common stock under stock repurchase program	(5,189)	(2,268)	—
Payments on long-term debt	(7,000)	(2,500)	(37,500)

(2)	Cash flows from operating activities for the quarter ended March 31,2012 were positively impacted by the changes in working capital primarily as a result of the timing of income tax payments.
(3)	Cash flows from operating activities for the quarter ended March 31, 2011 was negatively impacted by the unfavorable changes in working capital items, primarily related to the following items: (i) the change in the monthly invoice timing for DISH Network which was included as part of its contract renewal terms in January 2011, which had a negative $20 million impact; and (ii) the timing of payments for several items specific to the first quarter of 2011, including approximately $8 million of Intec acquisition-related expenses and 2010 employee incentive bonuses, both of which were accrued expenses as of December 31, 2010.

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May 1, 2012

2012 Financial Guidance

A summary of CSG’s financial guidance for the full year 2012 is as follows:

Revenues	$715 - $740 million
Non-GAAP EPS	$1.85 - $2.00
GAAP EPS from continuing operations	$0.93 - $1.03
Adjusted EBITDA	$164 - $171 million

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 2 and the Investor Relations section of CSG’s website at www.csgi.com.

Conference Call

CSG will host a one-hour conference call on May 1, 2012, at 5:00 p.m. ET, to discuss CSG’s first quarter results. The call will be carried live and archived on the Internet. A link to the conference call is available at www.csgi.com. In addition, to reach the conference by phone, dial (877) 941-8609 and ask the operator for the CSG International conference call and Liz Bauer, chairperson.

Additional Information

For information about CSG, please visit CSG’s web site at www.csgi.com. Additional information can be found in the Investor Relations section of the web site.

About CSG International

CSG Systems International, Inc. (NASDAQ: CSGS) is a market-leading business support solutions and services company serving the majority of the top 100 global communications service providers, including leaders in fixed, mobile and next-generation networks such as AT&T, Comcast, DISH Network, France Telecom, MasterCard, Orange, T-Mobile, Telefonica, Time Warner Cable, Vodafone, Vivo and Verizon. With over 25 years of experience and expertise in voice, video, data and content services, CSG International offers a broad portfolio of licensed and Software-as-a-Service (SaaS)-based products and solutions that help clients compete more effectively, improve business operations and deliver a more impactful customer experience across a variety of touch points. For more information, visit our website at www.csgi.com.

Forward-Looking Statements

This news release contains forward-looking statements as defined under the Securities Act of 1933, as amended, that are based on assumptions about a number of important factors and involve risks and uncertainties that could cause actual results to differ materially from what appears in this news release. Some of these key factors include, but are not limited to the following items:

•	CSG derives approximately forty percent of its revenues from its three largest clients;

•	Continued market acceptance of CSG’s products and services;

•	CSG’s ability to continuously develop and enhance products in a timely, cost-effective, technically advanced and competitive manner;

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May 1, 2012

•	CSG’s ability to deliver its solutions in a timely fashion within budget, particularly large and complex software implementations;

•	CSG’s dependency on the global telecommunications industry, and in particular, the North American telecommunications industry;

•	CSG’s ability to meet its financial expectations as a result of increased dependency on software sales, which are subject to greater volatility;

•	Increasing competition in CSG’s market from companies of greater size and with broader presence in the communications sector;

•	CSG’s ability to successfully integrate and manage acquired businesses or assets to achieve expected strategic, operating and financial goals;

•	CSG’s continued ability to protect its intellectual property rights;

•	CSG’s ability to maintain a reliable, secure computing environment;

•	CSG’s ability to conduct business in the international marketplace;

•	CSG’s ability to comply with applicable U.S. and International laws and regulations; and

•	Fluctuations in credit market conditions, general global economic and political conditions, and foreign currency exchange rates.

This list is not exhaustive and readers are encouraged to review the additional risks and important factors described in CSG’s reports on Forms 10-K and 10-Q and other filings made with the SEC.

For more information, contact:

Liz Bauer, Senior Vice President of Investor Relations & Strategic Communications

(303) 804-4065

E-mail: liz.bauer@csgi.com

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May 1, 2012

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS-UNAUDITED

(in thousands, except share and per share amounts)

	March 31, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$178,408	$146,733
Short-term investments	10,147	12,097

Total cash, cash equivalents, and short-term investments	188,555	158,830
Trade accounts receivable-
Billed, net of allowance of $2,925 and $2,421	170,909	179,804
Unbilled and other	27,791	30,981
Deferred income taxes	18,654	19,982
Income taxes receivable	1,324	4,139
Other current assets	17,400	16,224

Total current assets	424,633	409,960
Property and equipment, net of depreciation of $120,117 and $116,125	37,292	41,154
Software, net of amortization of $59,565 and $56,521	28,183	29,966
Goodwill	222,124	220,013
Client contracts, net of amortization of $166,174 and $159,225	94,359	98,403
Deferred income taxes	1,681	1,008
Other assets	13,951	14,393

Total assets	$822,223	$814,897

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$20,500	$27,000
Client deposits	31,768	30,523
Trade accounts payable	28,512	27,198
Accrued employee compensation	31,188	42,005
Income taxes payable	14,137	2,334
Deferred revenue	52,329	44,824
Other current liabilities	18,286	23,501

Total current liabilities	196,720	197,385

Non-current liabilities:
Long-term debt, net of unamortized original issue discount of $29,053 and $30,256	283,447	282,744
Deferred revenue	8,486	8,631
Income taxes payable	4,226	4,114
Deferred income taxes	24,534	28,188
Other non-current liabilities	19,618	19,121

Total non-current liabilities	340,311	342,798

Total liabilities	537,031	540,183

Stockholders’ equity:
Preferred stock, par value $.01 per share; 10,000,000 shares authorized; zero shares issued and outstanding	—	—
Common stock, par value $.01 per share; 100,000,000 shares authorized; 34,127,496 shares and 33,822,232 shares outstanding	652	645
Additional paid-in capital	450,100	449,376
Treasury stock, at cost, 31,034,308 and 30,551,519 shares	(720,083)	(714,893)
Accumulated other comprehensive income (loss):
Unrealized gain on short-term investments, net of tax	1	1
Unrecognized pension plan losses and prior service costs, net of tax	(1,803)	(1,794)
Unrealized loss on change in fair value of interest rate swaps, net of tax	(769)	(618)
Cumulative foreign currency translation adjustments	1,293	(1,998)
Accumulated earnings	555,801	543,995

Total stockholders’ equity	285,192	274,714

Total liabilities and stockholders’ equity	$822,223	$814,897

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May 1, 2012

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME-UNAUDITED

(in thousands, except per share amounts)

	Quarter Ended
	March 31, 2012	March 31, 2011

Revenues:
Processing and related services	$136,314	$131,378
Software, maintenance and services	48,693	51,714

Total revenues	185,007	183,092

Cost of revenues (exclusive of depreciation, shown separately below):
Processing and related services	61,960	61,259
Software, maintenance and services	28,009	29,505

Total cost of revenues	89,969	90,764
Other operating expenses:
Research and development	27,922	28,638
Selling, general and administrative	31,625	33,339
Depreciation	5,837	6,247
Restructuring charges	702	—

Total operating expenses	156,055	158,988

Operating income	28,952	24,104

Other income (expense):
Interest expense	(4,152)	(4,341)
Amortization of original issue discount	(1,203)	(1,449)
Interest and investment income, net	220	234
Other, net	(205)	(303)

Total other	(5,340)	(5,859)

Income before income taxes	23,612	18,245
Income tax provision	(11,806)	(6,751)

Net income	$11,806	$11,494

Weighted-average shares outstanding – Basic:
Common stock	32,392	32,610
Participating restricted stock	66	327

Total	32,458	32,937

Weighted-average shares outstanding – Diluted:
Common stock	32,561	32,852
Participating restricted stock	66	327

Total	32,627	33,179

Earnings per common share:
Basic	$0.36	$0.35
Diluted	0.36	0.35

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May 1, 2012

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-UNAUDITED

(in thousands)

	Quarter Ended
	March 31, 2012	March 31, 2011

Cash flows from operating activities:
Net income	$11,806	$11,494
Adjustments to reconcile net income to net cash provided by (used in) operating activities -
Depreciation	5,837	6,247
Amortization	10,302	10,146
Amortization of original issue discount	1,203	1,449
Gain on short-term investments and other	(8)	(13)
Deferred income taxes	(3,111)	7,904
Excess tax benefit of stock-based compensation awards	(286)	(814)
Stock-based employee compensation	3,147	3,274

Subtotal	28,890	39,687
Changes in operating assets and liabilities:
Trade accounts and other receivables, net	13,252	4,085
Other current and non-current assets	(1,152)	(3,229)
Income taxes payable/receivable	14,614	(3,443)
Trade accounts payable and accrued liabilities	(14,045)	(24,301)
Deferred revenue	6,630	(14,688)

Net cash provided by (used in) operating activities	48,189	(1,889)

Cash flows from investing activities:
Purchases of property and equipment	(2,318)	(4,250)
Purchases of short-term investments	(10,142)	(12,680)
Proceeds from sale/maturity of short-term investments	12,100	15,000
Acquisition of and investments in client contracts	(1,693)	(2,383)

Net cash used in investing activities	(2,053)	(4,313)

Cash flows from financing activities:
Proceeds from issuance of common stock	556	335
Repurchase of common stock	(8,078)	(4,027)
Payments on acquired equipment financing	(417)	(427)
Payments on long-term debt	(7,000)	(37,500)
Payments of deferred financing costs	—	(205)
Excess tax benefit of stock-based compensation awards	286	814

Net cash used in financing activities	(14,653)	(41,010)

Effect of exchange rate fluctuations on cash	192	1,339

Net increase (decrease) in cash and cash equivalents	31,675	(45,873)
Cash and cash equivalents, beginning of period	146,733	197,858

Cash and cash equivalents, end of period	$178,408	$151,985

Supplemental disclosures of cash flow information:
Net cash paid during the period for -
Interest	$4,473	$4,581
Income taxes	242	2,453

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May 1, 2012

EXHIBIT 1

CSG SYSTEMS INTERNATIONAL, INC.

SUPPLEMENTAL REVENUE ANALYSIS

Revenues by Geography

	Quarter Ended March 31, 2012	Quarter Ended December 31, 2011	Quarter Ended March 31, 2011
Americas	86%	85%	86%
Europe, Middle East and Africa	10%	10%	10%
Asia Pacific	4%	5%	4%

Total Revenues	100%	100%	100%

Revenues by Significant Customers: 10% or more of Revenues

	Quarter Ended March 31, 2012	Quarter Ended December 31, 2011	Quarter Ended March 31, 2011
Comcast	20%	19%	19%
DISH	13%	13%	13%
Time Warner	<10%	10%	<10%

ACP Customer Accounts (in thousands, at end of period)

	March 31, 2012	December 31, 2011	March 31, 2011
Cable/Satellite Customer Accounts	49,228	48,837	49,081

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EXHIBIT 2

CSG SYSTEMS INTERNATIONAL, INC.

DISCLOSURES FOR NON-GAAP FINANCIAL MEASURES

Use of Non-GAAP Financial Measures and Limitations

To supplement its condensed consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), CSG uses non-GAAP operating income, non-GAAP EPS, non-GAAP adjusted EBITDA, and non-GAAP free cash flow. CSG believes that these non-GAAP financial measures, when reviewed in conjunction with its GAAP financial measures, provide investors with greater transparency to the information used by CSG’s management in its financial and operational decision making. CSG uses these non-GAAP financial measures for the following purposes:

•	Certain internal financial planning, reporting, and analysis;

•	Forecasting and budgeting purposes;

•	Certain management compensation incentives; and

•	Communications with CSG’s Board of Directors, stockholders, financial analysts, and investors.

These non-GAAP financial measures are provided with the intent of providing investors with the following information:

•	A more complete understanding of CSG’s underlying operational results, trends, and cash generating capabilities;

•	Consistency and comparability with CSG’s historical financial results; and

•	Comparability to similar companies, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures are not measures of performance under GAAP, and therefore should not be considered in isolation or as a substitute for GAAP financial information. Limitations with the use of non-GAAP financial measures include the following items:

•	Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles;

•	The way in which CSG calculates non-GAAP financial measures may differ from the way in which other companies calculate similar non-GAAP financial measures;

•	Non-GAAP financial measures do not include all items of income and expense that affect CSG’s operations and that are required by GAAP to be included in financial statements;

•	Certain adjustments to CSG’s non-GAAP financial measures result in the exclusion of items that are recurring and will be reflected in CSG’s financial statements in future periods; and

•	Certain charges excluded from CSG’s non-GAAP financial measures are cash expenses, and therefore do impact CSG’s cash position.

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May 1, 2012

CSG compensates for these limitations by relying primarily on its GAAP results and using non-GAAP financial measures as a supplement only. Additionally, CSG provides specific information regarding the treatment of GAAP amounts considered in preparing the non-GAAP financial measures and reconciles each non-GAAP financial measure to the most directly comparable GAAP measure.

Non-GAAP Financial Measures: Basis of Presentation

The table below outlines the exclusions from CSG’s non-GAAP financial measures:

Non-GAAP Exclusions	Operating Income	EPS
Restructuring charges	X	X
Stock-based compensation	X	X
Amortization of acquired intangible assets	X	X
Amortization of original issue discount (“OID”)	-	X
Gain/loss on repurchase of convertible debt securities	-	X
Unusual income tax matters	-	X

CSG believes that excluding certain items in calculating its non-GAAP financial measures provides meaningful supplemental information regarding CSG’s performance and these items are excluded for the following reasons:

•

Restructuring charges are infrequent expenses that result from cost reduction initiatives and/or significant changes to CSG’s business, to include such things as involuntary employee terminations, and facility consolidations and abandonments. These charges are not considered reflective of CSG’s recurring core business operating results. The exclusion of these items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current operating results with historical and future periods.

•

Stock-based compensation results from CSG’s issuance of its common stock to its employees under incentive compensation programs. The amount of this incentive compensation in any period is not generally linked to the level of performance by employees or CSG, but instead is more dependent on CSG’s stock price at the stock grant date, and the employee service period over which the equity awards vest. The exclusion of these expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to evaluate the non-cash expense related to compensation included in CSG’s results of operations. In addition, the stock-based compensation expense is a non-cash expense, and therefore the exclusion of this item allows investors to further evaluate the cash generating capabilities of CSG’s business.

•

Amortization of acquired intangible assets is the result of business acquisitions. A portion of the purchase price in an acquisition is allocated to acquired intangible assets (e.g., software, client relationships, etc.), which are then amortized to expense over their estimated useful lives. This annual amortization expense is generally unchanged from the initial estimates, regardless of performance of the acquired business in any one period. Also, the value assigned to acquired intangible assets in a business combination is based on various estimates and valuation techniques, and does not necessarily represent the costs CSG

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would incur to develop such capabilities internally. Additionally, amortization of acquired intangible assets can be inconsistent in amount and frequency, and can be significantly affected by the timing and size of an acquisition. The exclusion of these expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to evaluate the non-cash expense related to acquisitions included in CSG’s subsequent results of operations. In addition, the amortization of acquired intangible assets is a non-cash expense, and therefore the exclusion of this item allows investors to further evaluate the cash generating capabilities of CSG’s business.

•

The convertible debt securities OID is the result of allocating a portion of the principal balance of the debt at issuance to the equity component of the instrument, as required under current accounting rules. This OID is then amortized to interest expense over the life of the respective convertible debt instrument. The interest expense related to the amortization of the OID is a non-cash expense, and therefore the exclusion of this item allows investors to further evaluate the cash interest costs of CSG’s convertible debt securities for cash flow, liquidity, and debt service purposes.

•

Gains and losses related to the repurchase of CSG’s convertible debt securities are not considered reflective of CSG’s recurring core business operating results. The exclusion of these gains and losses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current operating results with historical and future periods.

•

Unusual items within CSG’s quarterly and/or annual income tax expense can occur from such things as income tax accounting timing matters, income taxes related to unusual events, or as a result of different treatment of certain items for book accounting and income tax purposes. Consideration of such items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

CSG also reports non-GAAP adjusted EBITDA and non-GAAP free cash flow. Management believes non-GAAP adjusted EBITDA is a useful measure to investors in evaluating CSG’s operating performance, liquidity, debt servicing capabilities, and enterprise valuation. CSG defines adjusted EBITDA as income before interest, income taxes, depreciation, amortization, stock-based compensation, foreign currency transaction adjustments, and unusual items, such as restructuring charges, as discussed above. Additionally, management uses non-GAAP free cash flow, among other measures, to assess its financial performance and cash generating capabilities, and believes that it is useful to investors because it shows CSG’s cash available to service debt, make strategic acquisitions and investments, repurchase its common stock, and fund ongoing operations. CSG defines non-GAAP free cash flow as net cash flows from operating activities less the purchases of property and equipment.

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Non-GAAP Financial Measures

Non-GAAP Operating Income:

The reconciliations of GAAP operating income to non-GAAP operating income for the indicated periods are as follows (in thousands, except percentages):

	Quarter Ended March 31, 2012		Quarter Ended March 31, 2011
	Amounts	% of Revenues	Amounts	% of Revenues
GAAP operating income	$28,952	15.6%	$24,104	13.2%
Restructuring charges	702	0.4%	—	—
Stock-based compensation	3,147	1.7%	3,274	1.7%
Amortization of acquired intangible assets	5,510	3.0%	5,640	3.1%

Non-GAAP operating income	$38,311	20.7%	$33,018	18.0%

Non-GAAP EPS:

The reconciliations of GAAP EPS to non-GAAP EPS for the indicated periods are as follows (in thousands, except per share amounts):

	Quarter Ended March 31, 2012		Quarter Ended March 31, 2011
	Pretax Amount (1)	Per Diluted Share Impact (2)	Pretax Amount (1)	Per Diluted Share Impact (2)
GAAP income before income taxes	$23,612	$0.36	$18,245	$0.35
Restructuring charges	702	0.02	—	—
Stock-based compensation	3,147	0.07	3,274	0.06
Amortization of acquired intangible assets	5,510	0.12	5,640	0.10
Amortization of OID	1,203	0.03	1,449	0.03

Non-GAAP income before income taxes	$34,174	$0.60	$28,608	$0.54

(1)	These items (on a pretax basis) are calculated in accordance with GAAP, and are reflected as part of the results of operations in the accompanying Unaudited Condensed Consolidated Statements of Income.
(2)	These items represent the estimated after-tax impact to net income on a per diluted share basis using the following: (i) the estimated income taxes related to these items, which includes the impact of the difference between GAAP and non-GAAP pretax income. This resulted in an overall estimated effective income rate for non-GAAP purposes of approximately 43% and 37%, respectively, for the quarters ended March 31, 2012 and 2011; and (ii) the weighted-average diluted shares outstanding of 32.6 million and 33.2 million, respectively, for the quarters ended March 31, 2012 and 2011.

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Non-GAAP Adjusted EBITDA:

CSG’s calculation of non-GAAP adjusted EBITDA and the reconciliation of CSG’s non-GAAP adjusted EBITDA measure to net income and cash flows from operating activities are provided below for the indicated periods (in thousands):

	Quarter Ended March 31,
	2012	2011
GAAP operating income	$28,952	$24,104
Restructuring charges	702	—
Depreciation	5,837	6,247
Amortization of acquired intangible assets (3)	5,510	5,640
Amortization of other intangible assets (3)	4,074	3,732
Stock-based compensation	3,147	3,274

Adjusted EBITDA	$48,222	$42,997

Adjusted EBITDA as a percentage of revenues	26%	23%

	Quarter Ended March 31,
	2012	2011
Net income	$11,806	$11,494
Interest expense (4)	4,152	4,341
Amortization of OID	1,203	1,449
Interest and investment income and other, net	(15)	69
Income tax provision	11,806	6,751
Depreciation	5,837	6,247
Amortization of acquired intangible assets (3)	5,510	5,640
Amortization of other intangible assets (3)	4,074	3,732
Stock-based compensation	3,147	3,274
Restructuring charges	702	—

Adjusted EBITDA	$48,222	$42,997

	Quarter Ended March 31,
	2012	2011
Cash flows from operating activities	$48,189	$(1,889)
Income tax provision	11,806	6,751
Changes in operating assets and liabilities, and deferred taxes	(16,188)	33,672
Interest expense (4)	4,152	4,341
Interest and investment income and other, net	(15)	69
Other	278	53

Adjusted EBITDA	$48,222	$42,997

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(3)	Amortization on the cash flows statement is made up of the following items for the indicated periods (in thousands):

	Quarter Ended March 31,
	2012	2011
Amortization of acquired intangible assets	$5,510	$5,640
Amortization of other intangible assets	4,074	3,732
Amortization of deferred financing costs	718	774

Total amortization	$10,302	$10,146

(4)	Interest expense includes amortization of deferred financing costs as detailed in Note 3 above.

Free Cash Flow:

CSG’s calculation of non-GAAP free cash flow and the reconciliation of CSG’s non-GAAP free cash flow measure to cash flows from operating activities are provided below for the indicated periods (in thousands):

	Quarter Ended March 31,
	2012	2011 (5)
Cash flows from operating activities	$48,189	$(1,889)
Purchases of property and equipment	(2,318)	(4,250)

Non-GAAP free cash flow	$45,871	$(6,139)

(5)	Cash flows from operating activities for the quarter ended March 31, 2011 was negatively impacted by the unfavorable changes in working capital items, primarily related to the following items: (i) the change in the monthly invoice timing for DISH Network, which was included as part of its contract renewal terms in January 2011, which had a negative $20 million impact; and (ii) the timing of payments for several items specific to the first quarter of 2011, including approximately $8 million of Intec acquisition-related expenses and 2010 employee incentive bonuses, both of which were accrued expenses as of December 31, 2010.

Non-GAAP Financial Measures – 2012 Financial Guidance

Non-GAAP Operating Income Margin:

The reconciliation of GAAP operating income margin to non-GAAP operating income margin, as included in CSG’s 2012 full year financial guidance, is as follows:

2012 Guidance
GAAP operating income margin	12%
Restructuring charges (6)	—
Stock-based compensation (7)	2%
Amortization of acquired intangible assets (8)	3%

Non-GAAP operating income margin (“approximately 17%”)	17%

(6)	This represents the pretax impact of restructuring charges of $1 million on CSG’s operating income margin as a percentage of the midpoint of 2012 revenue guidance.

CSG Systems International, Inc.

May 1, 2012

(7)	This represents the pretax impact of stock-based compensation expense of an estimated $14 million on CSG’s operating income margin as a percentage of the midpoint of 2012 revenue guidance.
(8)	This represents the pretax impact of amortization of acquired intangible assets expense of an estimated $22 million on CSG’s operating income margin as a percentage of the midpoint of 2012 revenue guidance.

Non-GAAP EPS:

The reconciliation of GAAP EPS to non-GAAP EPS as included in CSG’s 2012 full year financial guidance is as follows:

	2012 Guidance Range (9)
	Low Range	High Range
GAAP EPS	$0.93	$1.03
Restructuring (10)	0.03	0.03
Stock-based compensation (11)	0.30	0.32
Amortization of acquired intangible assets (12)	0.48	0.51
Amortization of OID (13)	0.11	0.11

Non-GAAP EPS	$1.85	$2.00

(9)	The estimated after-tax impact of these items is calculated using: (i) the estimated income taxes related to these items, which includes the impact of the difference between GAAP and non-GAAP pretax income, and the anticipated approval of R&D tax credits by the end of 2012, resulting in an estimated effective income tax rate for non-GAAP purposes of approximately 43%; and (ii) the estimated weighted-average diluted shares outstanding of 32.9 million.
(10)	This represents the after-tax impact on a per diluted share basis of the full year restructuring charges of approximately $1 million.
(11)	This represents the estimated after-tax impact on a per diluted share basis of the full year stock-based compensation expense of approximately $14 million.
(12)	This represents the estimated after-tax impact on a per diluted share basis of the full year amortization of acquired intangible assets expense of approximately $22 million.
(13)	This represents the estimated after-tax impact on a per diluted share basis of the full year expense related to the amortization of the OID expense for CSG’s convertible debt securities of approximately $5 million.

Non-GAAP Adjusted EBITDA:

CSG’s calculation of non-GAAP adjusted EBITDA and the reconciliation of CSG’s non-GAAP adjusted EBITDA measure to net income and cash flows from operations are provided below for CSG’s 2012 full year financial guidance at the mid-point (in thousands):

2012
GAAP operating income	$88,000
Restructuring charges	1,000
Depreciation	26,000
Amortization of acquired intangible assets	22,000
Amortization of other intangible assets	16,000
Stock-based compensation	14,000

Adjusted EBITDA	$167,000

Adjusted EBITDA as a percentage of revenues	23%

CSG Systems International, Inc.

May 1, 2012

2012
Net income	$32,000
Interest expense	16,000
Amortization of OID	5,000
Interest and investment income and other, net	(1,000)
Income tax provision	36,000
Restructuring charges	1,000
Depreciation	26,000
Amortization of acquired of intangible assets	22,000
Amortization of other intangible assets	16,000
Stock-based compensation	14,000

Adjusted EBITDA	$167,000

2012
Cash flows from operating activities	$115,000
Income tax provision	36,000
Changes in operating assets and liabilities and deferred taxes	(1,000)
Restructuring charges	1,000
Interest expense	16,000
Interest and investment income and other, net	—

Adjusted EBITDA	$167,000

Free Cash Flow:

CSG’s calculation of non-GAAP free cash flow and the reconciliation of CSG’s non-GAAP free cash flow measure to cash flows from operating activities is provided below for the indicated period (in thousands):

2012
Cash flows from operating activities	$115,000
Purchases of property and equipment	(30,000)

Non-GAAP free cash flow	$85,000